Exhibit C-2
Rule 24 Reporting Requirement No. 3


  Associate companies transferred to CrossCountry During the Initial Reporting
  ----------------------------------------------------------------------------
                         Period Ending June 30, 2004*
                         ----------------------------

1.    NBP Services Corporation

2.    Transwestern Holding Company, Inc.

3.    Transwestern Pipeline Company

4.    Northern Plains Natural Gas Company

5.    Northern Border Pipeline Corporation

6.    Pan Border Gas Company

7.    CrossCountry Alaska, LLC

8.    Citrus Corp.

9.    Florida Gas Transmission Company

10.  Citrus Energy Services, Inc.

11.  Citrus Trading Corp.

12.  CrossCountry Energy Services, LLC

13.  Northern Border Partners, L.P.

14.  Northern Border Intermediate Limited Partnership

15.  Bear Paw Investments, LLC

16.  Bear Paw Energy, LLC

17.  Brown Bear Enterprises, LLC

18.  Bear Paw Processing Company (Canada) Ltd.

19.  Border Minnesota Pipeline, LLC (f/k/a Bison Pipeline, LLC)

20.  Black Mesa Holdings, Inc.


--------------------------
* In some cases, the transferred associate company was not wholly-owned by Enron.



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Exhibit C-2
Rule 24 Reporting Requirement No. 3


21.  Black Mesa Pipeline, Inc.

22.  Black Mesa Pipeline Operations LLC

23.  Black Mesa Technologies, Inc.

24.  Black Mesa Technologies Services, LLC

25.  China Pipeline Holdings Ltd. (.81% interest only)

26.  Border Midstream Services, Ltd.

27.  Border Midwestern Company

28.  Midwestern Gas Marketing Company


29.  Midwestern Gas Transmission Company

30.  Border Viking Company

31.  Viking Gas Transmission Company

32.  Guardian Pipeline, LLC

33.  Crestone Energy Ventures, LLC

34.  Crestone Bighorn, LLC

35.  Crestone Gathering Services, LLC

36.  Crestone Powder River, LLC

37.  Crestone Wind River, LLC

38.  Bighorn Gas Gathering, LLC

39.  Fort Union Gas Gathering, LLC

40.  Lost Creek Gathering Company, LLC

41.  Northern Border Pipeline Company